Exhibit 99.1

For Immediate Release

Contact: Jane M. Forbes

770-829-8234 Voice

770-829-8267 Fax

investor.relations@globalpay.com

Global Payments Reports Third Quarter Earnings

ATLANTA, March 21, 2005 — Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended February 28, 2005. For the third quarter, revenue grew 20 percent to $195.5 million compared to $162.6 million in the prior year. This includes $14.5 million in revenue recorded in the current quarter from the company’s recent acquisitions of MUZO and Europhil. Net income grew 31 percent to $21.6 million compared to $16.5 million in the prior year quarter, and diluted earnings per share grew 29 percent to $0.54 compared to $0.42 in the prior year quarter.

For the nine months ending February 28, 2005, revenue grew 29 percent to $576.7 million compared to $447.5 million in the prior year period. Net income grew 47 percent to $69.4 million from $47.2 million in the prior period, and diluted earnings per share grew 43 percent to $1.75 from $1.22 in the prior year period. Excluding prior year restructuring charges of $4.7 million, net income grew 38 percent from $50.1 million last year, and diluted earnings per share grew 36 percent from $1.29 last year.

        Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are pleased to report another quarter of strong financial results, which were primarily driven by higher than anticipated growth from our Central and Eastern European operations and from our consumer money transfer channel. In addition, our core domestic direct channel outpaced our expectations, largely due to strong growth from our ISOs. Our Canadian direct channel also benefited from a higher than anticipated impact of re-pricing initiatives and the Canadian currency exchange rate. Additionally, we continue to gain operating leverage through greater economies of scale and the benefit from last year’s consolidation of certain operating functions. Based on our financial results, we are raising our fiscal 2005 annual revenue guidance to a range of $774 million to $781 million and our fiscal 2005 annual diluted earnings per share guidance to a range of

—More—

GPN Reports Third Quarter Fiscal 2005 Earnings

March 21, 2005

$2.31 to $2.35 versus diluted earnings per share of $1.75 in fiscal 2004, excluding restructuring and other items ($1.60 in fiscal 2004 on a GAAP basis).” 1

        Conference Call

Global Payments will hold a conference call on March 22, 2005 at 10:30 a.m. EST to discuss financial results and business highlights. The conference call may be accessed by calling 1-888-220-3084 (U.S.) or 1-712-923-4284 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through April 5, 2005.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America and Europe. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco, the Philippines and India. For more information about the company and its services, visit www.globalpaymentsinc.com.

1 The fiscal 2004 diluted earnings per share of $1.60 on a GAAP basis reflects restructuring and other items of $5.7 million, net of tax, or $0.15 diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recently filed Form 10-Q or Form 10K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended February 28/29,
	2005	2004
Revenues	$195,526	$162,560

Operating expenses:
Cost of service	87,378	71,773
Sales, general and administrative	69,929	60,355

	157,307	132,128

Operating income	38,219	30,432

Other income (expense):
Interest and other income	793	466
Interest and other expense	(2,969)	(2,337)
Minority interest	(1,720)	(2,198)

	(3,896)	(4,069)

Income before income taxes	34,323	26,363
Provision for income taxes	12,700	9,860

Net income	$21,623	$16,503

Earnings per share:
Basic	$0.56	$0.44

Diluted	$0.54	$0.42

Weighted average shares outstanding:
Basic	38,706	37,725
Diluted	40,103	39,329

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Nine Months Ended February 28/29,
	2005	2004
Revenues	$576,666	$447,471

Operating expenses:
Cost of service	247,168	201,209
Sales, general and administrative	208,887	157,842
Restructuring and other	—	4,703

	456,055	363,754

Operating income	120,611	83,717

Other income (expense):
Interest and other income	1,509	1,219
Interest and other expense	(6,446)	(3,972)
Minority interest	(5,516)	(5,564)

	(10,453)	(8,317)

Income before income taxes	110,158	75,400
Provision for income taxes	40,759	28,200

Net income	$69,399	$47,200

Earnings per share:
Basic	$1.81	$1.26

Diluted	$1.75	$1.22

Weighted average shares outstanding:
Basic	38,448	37,444
Diluted	39,734	38,832

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	February 28, 2005	May 31, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$58,202	$34,472
Accounts receivable, net	48,739	47,414
Claims receivable, net	647	761
Settlement processing receivable, net	34,508	95,233
Other current assets	19,673	25,324

Current assets	161,769	203,204

Property and equipment, net	107,549	97,482
Goodwill	372,399	342,012
Intangible assets, net	179,452	182,658
Other assets	6,122	7,539

Total assets	$827,291	$832,895

Liabilities & Shareholders’ Equity
Line of credit	$85,600	$122,000
Line of credit with related party	10,343	83,109
Notes payable-current portion	2,066	3,409
Accounts payable and other accrued liabilities	87,707	79,773
Obligations under capital leases—current portion	1,282	1,190

Current liabilities	186,998	289,481

Notes payable	—	7,477
Obligations under capital leases	1,087	2,061
Other accrued liabilities	67,443	61,324

Total liabilities	255,528	360,343

Minority interest in equity of subsidiaries	16,395	23,130
Shareholders’ equity	555,368	449,422

Total liabilities & shareholders’ equity	$827,291	$832,895

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Nine Months Ended February 28/29,
	2005	2004
Cash flows from operating activities:
Net income	$69,399	$47,200
Non-cash items
Depreciation and amortization	33,394	25,101
Deferred income taxes	(2,946)	—
Minority interest in earnings	5,516	5,564
Other, net	6,788	6,227
Changes in working capital, which provided (used) cash
Settlement processing	55,571	(17,885)
Other, net	20,305	2,600

Net cash provided by operating activities	188,027	68,807

Cash flows from investing activities:
Capital expenditures	(27,639)	(15,042)
Net business development activities	(30,490)	(94,965)

Net cash used in investing activities	(58,129)	(110,007)

Cash flows from financing activities:
Net (repayments) borrowings on line of credit	(36,400)	161,000
Net (repayments) borrowings on line of credit restricted for merchant funding	(72,766)	48,801
Principal payments on notes payable issued in consideration of acquisition	—	(114,229)
Principal payments under capital leases and other notes	(9,755)	(1,465)
Net stock issued to employees under stock plans and dividends	13,350	164
Distributions to minority interests	(7,507)	(6,674)

Net cash (used in) provided by financing activities	(113,078)	87,597

Effect of exchange rate changes on cash	6,910	1,483

Increase in cash and cash equivalents	23,730	47,880
Cash and cash equivalents, beginning of period	34,472	38,010

Cash and cash equivalents, end of period	$58,202	$85,890

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	2005	2004
Nine Months Ending February 28/29,	GAAP	Normalized	Restructuring(1)	GAAP
Revenue	$576,666	$447,471	$—	$447,471

Operating expenses:
Cost of service	247,168	201,209	—	201,209
Sales, general and administrative	208,887	157,842	—	157,842
Restructuring	—	—	4,703	4,703

	456,055	359,051	4,703	363,754

Operating income	120,611	88,420	(4,703)	83,717

Other income/(expense)
Interest and other income	1,509	1,219	—	1,219
Interest and other expense	(6,446)	(3,972)	—	(3,972)
Minority interest in earnings	(5,516)	(5,564)	—	(5,564)

	(10,453)	(8,317)	—	(8,317)

Income before income taxes	110,158	80,103	(4,703)	75,400
Provision for income taxes	40,759	29,959	(1,759)	28,200

Net income	$69,399	$50,144	$(2,944)	$47,200

Basic shares	38,448	37,444	—	37,444
Basic earnings per share	$1.81	$1.34	$(0.08)	$1.26

Diluted shares	39,734	38,832	—	38,832
Diluted earnings per share	$1.75	$1.29	$(0.07)	$1.22

(1)	Primarily relating to severance and facilities due to redundant activities and facility closures, as well as the related income tax benefit using the company’s effective tax rate.